                                                                     EXHIBIT 12




                                                         FLEET FINANCIAL GROUP, INC.
                                                COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                                  TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                                       EXCLUDING INTEREST ON DEPOSITS
                                                                 (THOUSANDS)



                                               1996            1995           1994          1993           1992
                                             -----------    -----------   -----------    ------------   -----------
Earnings:
   Income before income taxes,
      extraordinary credit and cumulative
      effect of accounting charges          $1,930,598     $1,033,756     $1,379,639     $1,094,456      $617,369
Adjustments:
  (a) Fixed Charges:
        (1) Interest on borrowed funds         685,056      1,278,598        990,395        751,754       638,430
        (2) 1/3 of Rent                         52,264         49,921         50,597         52,254        49,197
  (b) Preferred dividends                      117,676         62,064         48,859         60,365        65,658
                                           -----------    -----------    -----------    -----------   ------------
  (c) Adjusted earnings                     $2,785,594     $2,424,339     $2,469,490     $1,958,829    $1,370,654
                                           -----------    -----------    -----------    -----------   ------------
                                           -----------    -----------    -----------    -----------   ------------

Fixed charges and preferred dividends       $  854,996     $1,390,583     $1,089,851       $864,373      $753,285
                                           -----------    -----------    -----------    -----------   ------------
                                           -----------    -----------    -----------    -----------   ------------

Adjusted earnings/fixed charges                  3.26x          1.74x          2.27x          2.27x          1.82x
                                           -----------    -----------    -----------    -----------   ------------


                                                       INCLUDING INTEREST ON DEPOSITS




                                               1996           1995           1994            1993          1992
                                            ----------     ----------     ----------     ----------    -----------
Earnings:
   Income before income taxes,
      extraordinary credit and cumulative
      effect of accounting charges          $1,930,598     $1,033,756     $1,379,639     $1,094,456    $  617,369
Adjustments:
  (a) Fixed Charges:
        (1) Interest on borrowed funds         685,056      1,278,598        990,395        751,754       638,430
        (2) 1/3 of Rent                         52,264         49,921         50,597         52,254        49,197
        (3) Interest on deposits             1,753,723      1,726,403      1,170,532      1,165,046     1,698,804
  (b) Preferred dividends                      117,676         62,064         48,859         60,365        65,658
                                           -----------    -----------    -----------    -----------   ------------
  (c) Adjusted earnings                     $4,539,317     $4,150,742     $3,640,022     $3,123,875    $3,069,458
                                           -----------    -----------    -----------    -----------   ------------
                                           -----------    -----------    -----------    -----------   ------------

Fixed charges and preferred dividends       $2,608,719   $  3,116,986     $2,260,383   $  2,029,419    $2,452,089

                                           -----------    -----------    -----------    -----------   ------------
                                           -----------    -----------    -----------    -----------   ------------

Adjusted earnings/fixed charges                  1.74x          1.33x          1.61x          1.54x          1.25x
                                           -----------    -----------    -----------    -----------   ------------




                                                         FLEET FINANCIAL GROUP, INC.
                                                COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                               TO FIXED CHARGES EXCLUDING INTEREST ON DEPOSITS
                                                                 (THOUSANDS)



                                               1996            1995           1994          1993           1992
                                             -----------    -----------   -----------    ------------   -----------
Earnings:
   Income before income taxes,
      extraordinary credit and cumulative
      effect of accounting charges          $1,930,598     $1,033,756     $1,379,639     $1,094,456      $617,369
Adjustments:
  (a) Fixed Charges:
        (1) Interest on borrowed funds         685,056      1,278,598        990,395        751,754       638,430
        (2) 1/3 of Rent                         52,264         49,921         50,597         52,254        49,197
                                           -----------    -----------    -----------    -----------   ------------
  (b) Adjusted earnings                     $2,667,918     $2,362,275     $2,420,631     $1,898,464    $1,304,996
                                           -----------    -----------    -----------    -----------   ------------
                                           -----------    -----------    -----------    -----------   ------------

Fixed charges                               $  737,320     $1,328,519     $1,040,992       $804,008      $687,627
                                           -----------    -----------    -----------    -----------   ------------
                                           -----------    -----------    -----------    -----------   ------------

Adjusted earnings/fixed charges                  3.62x          1.78x          2.33x          2.36x          1.90x
                                           -----------    -----------    -----------    -----------   ------------


                                                       INCLUDING INTEREST ON DEPOSITS




                                               1996           1995           1994            1993          1992
                                            ----------     ----------     ----------     ----------    -----------
Earnings:
   Income before income taxes,
      extraordinary credit and cumulative
      effect of accounting charges          $1,930,598     $1,033,756     $1,379,639     $1,094,456    $  617,369
Adjustments:
  (a) Fixed Charges:
        (1) Interest on borrowed funds         685,056      1,278,598        990,395        751,754       638,430
        (2) 1/3 of Rent                         52,264         49,921         50,597         52,254        49,197
        (3) Interest on deposits             1,753,723      1,726,403      1,170,532      1,165,046     1,698,804
                                           -----------    -----------    -----------    -----------   ------------
  (b) Adjusted earnings                     $4,421,641     $4,088,678     $3,591,163     $3,063,510    $3,003,800
                                           -----------    -----------    -----------    -----------   ------------
                                           -----------    -----------    -----------    -----------   ------------

Fixed charges                               $2,491,043   $  3,054,922     $2,211,524   $  1,969,054    $2,386,431

                                           -----------    -----------    -----------    -----------   ------------
                                           -----------    -----------    -----------    -----------   ------------

Adjusted earnings/fixed charges                  1.78x          1.34x          1.62x          1.56x          1.26x
                                           -----------    -----------    -----------    -----------   ------------
